UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2010

BIOANALYTICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2010, the Board of Directors of Bioanalytical Systems, Inc. (the "Company") approved certain changes to the Company's Board of Directors and senior management.  Richard M. Shepperd, the Company's President and Chief Executive Officer, retired from the office of President and advised the Board of Directors that he intends to retire from his position as Chief Executive Officer and as a director of the Company effective February 12, 2010. In connection with Mr. Shepperd’s retirement from the Company, the Board of Directors approved a retirement payment to Mr. Shepperd of $120,000, payable in twelve equal monthly installments commencing March 1, 2010.

On January 26, 2010, the Board of Directors elected Anthony S. Chilton, Ph.D., 53, currently the Company's Chief Operating Officer, Scientific Services, to also serve as the Interim President of the Company.  Dr. Chilton has over 30 years of experience as a scientist and executive in leading life sciences companies in England, Canada and the United States.  He joined BASi in December 2008.  Prior to joining BASi, Dr. Chilton was in charge of early development programs at Atherogenics, Inc. of Alpharetta, Georgia and provided consulting and advisory services to various pharmaceutical companies.  Prior to that, he was Vice President of the Biopharmaceutical Development Division of Cardinal Health Inc., which he joined through a predecessor company in 1998 that was acquired by Cardinal in 2002.  Previously, Dr. Chilton spent three years with life sciences companies in Canada, prior to which he held positions in his native United Kingdom.  Dr. Chilton received his bachelor’s degree in Chemistry from the University of East Anglia in 1981, and his Ph.D. in Analytical Chemistry from the University of Hertfordshire in 1993.  Dr. Chilton is expected to assume the additional duties of Chief Executive Officer upon Mr. Shepperd's departure, pending the results of the executive search.

On January 26, 2010, the Company's Board of Directors elected A. Charlene Sullivan, Ph.D., as a Class I director of the Company, replacing William E. Baitinger who retired on January 13, 2010. Dr. Sullivan was suggested for election to the Board of Directors by Peter T. Kissinger and Candice B. Kissinger in a letter to the Board of Directors dated December 18, 2009.  There is no arrangement or understanding between Dr. Sullivan and any other persons pursuant to which Dr. Sullivan was selected as a director.  The Board of Directors has not determined whether Dr. Sullivan will be named to any Board committees.

On February 1, 2010, the Company and Dr. Chilton entered into an Amended and Restated Employment Agreement (the "Employment Agreement"). Under the amended Employment Agreement, the Company extended the term of Dr. Chilton's employment until January 31, 2013. The amended Employment Agreement provides that, during any period Dr. Chilton serves as Interim President of the Company, (a) his base salary will be increased to $19,105 per month, and (b) he will receive a cash bonus equal to two percent (2%) of the consolidated earnings before interest expense, income tax expense, depreciation expense and amortization expense of the Company for that period ("EBITDA Bonus"). The Company also granted Dr. Chilton options to purchase 25,000 Company common shares at a price of $0.78 (the closing price of the Company's common shares on February 1, 2010) pursuant to the Company's Employee Stock Option Plan and an Option Agreement dated February 1, 2010. These options will vest in three equal annual installments on January 31, 2011, 2012 and 2013. In addition to reimbursement of business expenses in accordance with the Company’s standard reimbursement policies, Dr. Chilton will be entitled to reimbursement for reasonable living expenses in the Lafayette, Indiana area during the term of his employment, and reasonable travel expenses for travel to and from his residence in the Alpharetta, Georgia. The Company has also agreed to provide Dr. Chilton a $600 monthly car allowance and certain other benefits consistent with other executive level employees.

The Employment Agreement also provides that if Dr. Chilton becomes the Company's President and Chief Executive Officer, then (i) his base salary will increase to $21,188.33 per month, (ii) he will receive a grant of options to purchase an additional 125,000 common shares of the Company on the date he is elected to those positions and grants of additional options to purchase 25,000 common shares on the first and second anniversaries of the date of the Employment Agreement, (iii) he will continue to earn the EBITDA Bonus, and (iv) he will be elected to the Company's Board of Directors. All of the options will be granted at an exercise price that is equal to the fair market value of the common shares on the date of grant. The options granted on the date of Dr. Chilton's election would vest in three equal installments on January 31, 2011, 2012 and 2013. The options granted in 2011 would vest in two equal installments on January 31, 2012 and 2013 and the options granted in 2012 would vest on January 31, 2013.

According to the Employment Agreement, if Dr. Chilton's employment is terminated without Cause (as defined in the Employment Agreement) or he resigns for "Good Reason" (as defined in the Employment Agreement), then the Company shall (a) pay Dr. Chilton (i) his current salary through the termination date or resignation date; (ii) all vacation accrued as of date of resignation or termination, and (iii) all bonuses earned but not paid as of the date of termination or resignation; and (b) pay Dr. Chilton as compensation for loss of office twelve (12) months base salary at the then current salary, provided that such payments shall cease if Dr. Chilton becomes employed during such period.  If Dr. Chilton is terminated for Cause or resigns without Good Reason, the Company will pay Dr. Chilton (x) his earned but unpaid then-current base salary through the date of termination or resignation (y) all vacation accrued as of the date of termination resignation and (z) all bonuses earned but not paid as of the date of termination or resignation.

In the event Dr. Chilton's employment is involuntarily terminated within one year following a "Change in Control" of the Company, as defined in the Employment Agreement, Dr. Chilton would be entitled to receive his monthly base salary for the 12 months prior to termination payable for at least 2 years.  Dr. Chilton would also be eligible for any special bonus program instituted by the Company during the transition period leading up to or following the Change in Control.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Bioanalytical Systems, Inc. press release, issued January 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOANALYTICAL SYSTEMS, INC.

Date: February 1, 2010	By:	/s/ Richard M. Shepperd
Richard M. Shepperd
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Bioanalytical Systems, Inc. press release, issued January 27, 2010.